REPORT OF
   INDEPENDENT
CERTIFIED PUBLIC
   ACCOUNTANTS
   ON INTERNAL
     CONTROL



Board of Trustees and
Shareholders
Rochdale Investment
Trust
New York, New York


In planning and performing
our audit of the financial
statements of Rochdale
Investment Trust (comprised
of Rochdale Large Growth
Portfolio, Rochdale Large
Value Portfolio, Rochdale
Mid/Small Growth Portfolio,
Rochdale Mid/Small Value
Portfolio, Rochdale Atlas
Portfolio, Rochdale Dividend
& Income Portfolio (formerly
Rochdale Alpha Portfolio),
and Rochdale Intermediate
Fixed Income Portfolio for
the year ended December
31, 2003, we considered its
internal control, including
control activities for
safeguarding securities, in
order to determine our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the
Funds is responsible for
establishing and maintaining
internal control.   In fulfilling
this responsibility, estimates
and judgments by
management are required to
assess the expected benefits
and related costs of controls.
 Generally, controls that are
relevant to an audit pertain to
the entity's objective of
preparing financial
statements for external
purposes that are fairly
presented in conformity with
accounting principles
generally accepted in the
United States of America.
Those controls include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in any internal
control, errors or fraud may
occur and not be detected.
Also, projection of any
evaluation of the internal
control to future periods is
subject to the risk that it may
become inadequate because
of changes in conditions or
that the effectiveness of the
design and operation may
deteriorate.

Our consideration of the
internal control would not
necessarily disclose all
matters in internal control
that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.   A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low
level the risk that
misstatements caused by
error or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur and
not be detected within a
timely period by employees in
the normal course of
performing their assigned
functions.   However, we
noted no matters involving
internal control and its
operation, including controls
for safeguarding securities,
that we consider to be
material weaknesses, as
defined above, as of
December 31, 2003.

This report is intended solely
for the information and use
of management and the
Board of Trustees of
Rochdale Investment Trust
and the Securities and
Exchange Commission, and
is not intended to be and
should not be used by anyone
other than these specified
parties.




         TAIT, WELLER &
BAKER

Philadelphia, Pennsylvania
February 7, 2004